EXHIBIT 99.9(e):
                                 ----------------

                      FORM OF SUB-ADMINISTRATION AGREEMENT
                 BETWEEN UNDISCOVERED MANAGERS AND FIRST DATA.


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                          SUB-ADMINISTRATION AGREEMENT

     THIS SUB-ADMINISTRATION AGREEMENT, dated as of this 12th day of December, 1997, the "Agreement"), between FIRST DATA INVESTOR SERVICES GROUP, INC., a Massachusetts corporation ("Investor Services Group"), and UNDISCOVERED MANAGERS, LLC, a limited liability company organized under the laws of Delaware (the "Administrator").

     WHEREAS, the Administrator provides administration services to Undiscovered Managers Funds (the "Fund"), an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Administrator desires to retain Investor Services Group to render certain administrative services with respect to each investment portfolio listed in Schedule A hereto, as the same may be amended from time to time by the parties hereto (collectively, the "Portfolios"), and Investor Services Group is willing to render such services;

                                   WITNESSETH:

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

Article 1 Definitions.
          -----------

     1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

         (b) "Authorized Person" shall be deemed to include (i) any authorized officer of the Administrator; or (ii) any person, whether or not such person is an officer or employee of the Administrator, duly authorized to give Oral Instructions or Written Instructions on behalf of the Administrator as indicated in writing to Investor Services Group from time to time.

         (c) "Board Members" shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

         (d) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

         (e) "Commission" shall mean the Securities and Exchange Commission.


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         (f) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custody Agreement.

         (g) "1933 Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as amended from time to time.

         (h) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

         (i) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person.

         (j) "Portfolio" shall mean each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets.

         (k) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the 1933 Act and the 1940 Act.

         (l) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of each respective Portfolio of the Fund as may be issued from time to time.

         (m) "Shareholder" shall mean a record owner of Shares of each respective Portfolio of the Fund.

         (n) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article 2 Appointment of Investor Services Group.
          --------------------------------------

     The Administrator hereby appoints Investor Services Group to act as Sub-Administrator of the Fund on the terms set forth in this Agreement. Investor Services Group accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

Article 3 Duties of Investor Services Group.
          ---------------------------------

     3.1 Investor Services Group shall be responsible for the following: performing the customary services of an administrator, including corporate secretarial, treasury and blue sky


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services, and fund accounting agent for the Fund, including without limitation the services more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and subject to the supervision and direction of the Administrator.

     3.2 In performing its duties under this Agreement, Investor Services Group:
(a) will act in accordance with the Articles of Incorporation, By-Laws and Prospectuses of the Fund and with the Oral Instructions and Written Instructions of the Administrator and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations; and (b) will consult with legal counsel to the Fund, as necessary and appropriate. Furthermore, Investor Services Group shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Fund or any of its Portfolios and shall not provide any investment advisory services to the Fund or any of its Portfolios.

     3.3 Investor Services Group agrees to provide the services set forth herein in accordance with the Performance Standards annexed hereto as Exhibit 1 of Schedule B and incorporated herein (the "Performance Standards"). Such Performance Standards may be amended from time to time by the parties.

     3.4 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Administrator and Investor Services Group.

Article 4 Recordkeeping and Other Information.
          -----------------------------------

     4.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. Where applicable, such records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31a-2 under the 1940 Act.

     4.2 To the extent required by Section 31 of the 1940 Act, Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Administrator's request.

Article 5 Administrator Instructions.
          --------------------------

     5.1 Investor Services Group will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Administrator.


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     5.2 At any time, Investor Services Group may request Written Instructions from the Administrator and may seek advice from legal counsel for the Fund, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund. Written Instructions requested by Investor Services Group will be provided by the Administrator within a reasonable period of time.

     5.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Administrator only if said representative is an Authorized Person. The Administrator agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Administrator's failure to so confirm shall not impair in any respect Investor Services Group's right to rely on Oral Instructions.

Article 6 Compensation.
          ------------

     6.1 Investor Services Group will from time to time employ or associate with itself such person or persons as Investor Services Group may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both Investor Services Group and the Administrator. The compensation of such person or persons shall be paid by Investor Services Group and no obligation shall be incurred on behalf of the Administrator in such respect.

     6.2 Investor Services Group shall not be required to pay any of the following expenses incurred by the Administrator or the Fund: membership dues in the Investment Company Institute or any similar organization; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; stock exchange listing fees; taxes and fees payable to Federal, state and other governmental agencies; fees of Board Members of the Fund who are not affiliated with Investor Services Group; outside auditing expenses; outside legal expenses; Blue Sky registration or filing fees; or other expenses not specified in this Section 6.2 which may be properly payable by the Fund.

     6.3 The Administrator will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees set forth in the written Fee Schedule annexed hereto as Schedule C and incorporated herein.

     6.4 In addition to those fees set forth in Section 6.3 above, the Administrator agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule D and incorporated herein. Schedule D may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder.


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     6.5 Investor Services Group will bill the Administrator as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the out-of-pocket schedule. The Administrator will pay to Investor Services Group the amount of such billing by Federal Funds Wire within fifteen (15) business days after the Administrator's receipt of said bill. In addition, Investor Services Group may charge a service fee on any past due invoiced amounts equal to the lesser of (a) one and one half percent (1-1/2%) per month or (b) the highest interest rate legally permitted.

     6.6 Any compensation and out-of pocket expenses agreed to hereunder may be adjusted from time to time by attaching to Schedule C or Schedule D, as the case may be, a revised Schedule executed and dated by the parties hereto.

     6.7 The Administrator acknowledges that the fees that Investor Services Group charges the Administrator under this Agreement reflect the allocation of risk between the parties, including the disclaimer of warranties in Section 9.3 and the limitations on liability and exclusion of remedies in Article 12. Modifying the allocation of risk from what is stated here would affect the fees that Investor Services Group charges, and in consideration of those fees, the Administrator agrees to the stated allocation of risk.

Article 7 Documents.
          ----------

     In connection with the appointment of Investor Services Group, the Administrator shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for Investor Services Group to prepare to perform its duties hereunder, deliver or caused to be delivered to Investor Services Group the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule E.

Article 8 Fund Accounting System.
          ----------------------

     8.1 Investor Services Group shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor Services Group in connection with the services provided by Investor Services Group to the Administrator herein (the "Investor Services Group System").

     8.2 Investor Services Group hereby grants to the Administrator a limited license to the Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

     8.3 In the event that the Administrator, including any affiliate or agent of the Administrator or any third party acting on behalf of the Administrator is provided with direct


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access to the Investor Services Group System, such direct access capability shall be limited to direct entry to the Investor Services Group System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the Investor Services Group System is strictly prohibited without the prior written consent of Investor Services Group.

Article 9 Representations and Warranties.
          ------------------------------

     9.1 Investor Services Group represents and warrants to the Administrator that:

          (a) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

          (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

          (c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement; and

          (d) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     9.2 The Administrator represents and warrants to Investor Services Group that:

          (a) it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

          (b) it is empowered under applicable laws and by its articles of incorporation and by-laws to enter into this Agreement;

          (c) all corporate proceedings required by said articles of incorporation, by-laws and applicable laws have been taken to authorize it to enter into this Agreement; and

          (d) a registration statement under the 1933 Act and the 1940 Act on behalf of each of the Portfolios is currently, or prior to the effective date of this Agreement will be, effective and will after becoming effective remain effective.

     9.3 THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INVESTOR SERVICES GROUP DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE COMPANY OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT.


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INVESTOR SERVICES GROUP DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT
EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

Article 10 Indemnification.
           ---------------

     10.1 The Administrator shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable in connection with this Agreement or Investor Services Group's performance hereunder (a "Claim"), unless such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder.

     10.2 Investor Services Group shall indemnify and hold the Administrator harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Administrator or for which the Administrator may be held to be liable in connection with the improper or unauthorized use of the Investor Services Group System (a "Claim") provided that such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder.

     10.3 In any case in which one party (the "Indemnifying Party") may be asked to indemnify or hold the other party (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party and shall keep the Indemnifying Party advised with respect to all developments concerning such situation; provided, however, that the failure to provide such notice shall not materially adversely affect the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Article 10 shall survive the termination of this Agreement.

     10.4 Any claim for indemnification under this Agreement must be made prior to the earlier of:

          (a) one year after the Indemnifying Party becomes aware of the event for which indemnification is claimed; or


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          (b) one year after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

     10.5 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 10 shall be the Indemnified Party's sole and exclusive remedy for claims or other actions or proceedings to which the Indemnifying Party's indemnification obligations pursuant to this Article 10 may apply.

Article 11 Standard of Care.
           ----------------

     11.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Administrator unless said errors are caused by Investor Services Group's own negligence, bad faith or willful misconduct or that of its employees.

     11.2 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

         11.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.


Article 12 Consequential Damages.
           ---------------------

     NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL INVESTOR SERVICES GROUP, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 13 Term and Termination.
           --------------------

     13.1 This Agreement shall be effective on the date first written above and shall continue for a period of five (5) years (the "Initial Term").

     13.2 Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Administrator or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days and not more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.


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     13.3 In the event a termination notice is given by the Administrator, all expenses associated with movement of records and materials and conversion thereof to a successor administrator will be borne by the Administrator.

     13.4 Notwithstanding anything in this Agreement to the contrary, in the event that First Data Distributors, Inc. ("FDDI"), a wholly-owned subsidiary of Investor Services Group, shall terminate the Distribution Agreement between the Fund and FDDI dated as of December 12, the Administrator shall have the right to terminate this Agreement without penalty upon sixty (60) days prior written notice to Investor Services Group.

     13.5 If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination of rights of Investor Services Group to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

     13.6 This Agreement may be terminated by the Administrator prior to the expiration of the Initial Term or any Renewal Term in the event Investor Services Group has failed to meet the Performance Standards, as set forth in
Exhibit 1 to Schedule B, in three months of any rolling six month period. The Administrator will provide Investor Services Group with 60 days' notice in writing after the third month of Investor Services Group's failure to meet the Performance Standards if the Administrator intends to exercise this option under this Section 13.5. Notwithstanding the foregoing, the Administrator's right under this Section 13.5 shall not commence until ninety (90) days after Investor Services Group has begun providing services under this Agreement.

     13.7 Notwithstanding anything contained in this Agreement to the contrary, in the event that this Agreement is terminated by the Administrator and such termination arises, either directly or indirectly as a result of the Fund's dissolution or the Fund's acquisition of or consolidation or merger into or with a mutual fund (the "New Fund") for which Investor Services Group does not provide services, either directly or indirectly, substantially similar to those provided to the Fund hereunder, prior to the effective date of such termination and the conversion of the Fund's records to the New Fund, or its agent, the Administrator shall pay to Investor Services Group the fee set forth in Schedule C (the "Early Termination Fee").


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     13.7 Notwithstanding anything contained in this Agreement to the contrary, the Administrator shall have the right to terminate this Agreement upon ninety
(90) days written notice to Investor Services Group provided that, prior to the effective date of such termination, the Administrator shall pay to Investor Services Group a penalty in an amount equal to the fees paid to Investor Services Group by the Administrator under this Agreement for the previous month annualized to reflect one year's fee.

Article 14 Additional Portfolios.
           ---------------------

     14.1 In the event that the Fund establishes one or more Portfolios in addition to those identified in Schedule A, with respect to which the Administrator desires to have Investor Services Group render services as administrator under the terms hereof, the Administrator shall so notify Investor Services Group in writing, and if Investor Services Group agrees in writing to provide such services, Schedule A shall be amended to include such additional Portfolios.

Article 15 Confidentiality.
           ---------------

     15.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensors. The Administrator and Investor Services Group shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect its own confidential information of a similar nature. The Administrator and Investor Services Group shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Administrator and Investor Services Group may, however, disclose Confidential Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement. The Administrator and Investor Services Group may also disclose the Confidential Information to independent contractors, auditors, and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section
15.1. Notwithstanding the previous sentence, in no event shall either the Administrator or Investor Services Group disclose the Confidential Information to any competitor of the other without specific, prior written consent.

     15.2 Proprietary Information means:

          (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Administrator or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;


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          (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Administrator or Investor Services Group a competitive advantage over its competitors; and

          (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

     15.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

     15.4 The obligations of confidentiality and restriction on use herein shall not apply to any Confidential Information that a party proves:

          (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

          (b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

          (c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

          (d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

          (e) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

Article 16 Force Majeure.
           -------------

     No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or


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


any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 17 Assignment and Subcontracting.
           -----------------------------

     This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Investor Services Group may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Investor Services Group may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group; provided, however, that Investor Services Group may not engage subcontractors to perform the obligations contained in this Agreement to be performed by Investor Services Group without the prior written consent of the Administrator.

Article 18 Arbitration.
           -----------

     18.1 Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply.

     18.2 The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

     18.3 The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article 18.

Article 19 Notice.
           ------

     Any notice or other instrument authorized or required by this Agreement to be given in writing to the Administrator or Investor Services Group, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.


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                  To the Administrator:

                  Undiscovered Managers, LLC
                  700 North Pearl Street
                  Plaza of the Americas
                  Dallas, TX  75201
                  Attention:  Mark P. Hurley

                  To Investor Services Group:

                  First Data Investor Services Group, Inc.
                  4400 Computer Drive
                  Westboro, Massachusetts  01581
                  Attention:  President

                  with a copy to Investor Services Group's General Counsel

Article 20 Governing Law/Venue.
           -------------------

     The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and Investor Services Group and the Administrator hereby submit themselves to the exclusive jurisdiction of those courts.

Article 21 Counterparts.
           ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22 Captions.
           --------

     The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 23 Publicity.
           ---------

     Neither Investor Services Group nor the Administrator shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24 Relationship of Parties/Non-Solicitation.
           ----------------------------------------

     24.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

     24.2 During the term of this Agreement and for one (1) year afterward, neither party shall recruit, solicit, employ or engage, for itself or others, the other party's employees.

Article 25 Entire Agreement; Severability.
           ------------------------------

     25.1 This Agreement, including Schedules, Addenda, and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by a Senior Vice President, Executive Vice President, or President of Investor Services Group. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

     25.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                    UNDISCOVERED MANAGERS, LLC

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________


                                    FIRST DATA INVESTOR SERVICES GROUP, INC.

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                   SCHEDULE A
                                   ----------

                     Undiscovered Managers All Cap Fund
                     Undiscovered Managers Behavioral Growth Fund
                     Undiscovered Managers Core Equity Fund
                     Undiscovered Managers Hidden Value Fund
                     Undiscovered Managers REIT Fund
                     Undiscovered Managers Small Cap Value Fund
                     Undiscovered Managers Special Small Cap Fund

                                   SCHEDULE B
                                   ----------

                        DUTIES OF INVESTOR SERVICES GROUP

     (a) Maintaining office facilities (which may be in the offices of Investor Services Group or a corporate affiliate) and furnishing corporate officers for the Fund;

     (b) Furnishing data processing services, clerical services, and executive and administrative services and standard stationery and office supplies;

     (c) Fund accounting and bookkeeping services (including the maintenance of such accounts, books and records of the Fund as may be required by Section 31(a) of the 1940 Act and the rules thereunder) as follows;

         o        Daily, Weekly, and Monthly Reporting

         o        Portfolio and General Ledger Accounting

         o        Daily Valuation of all Portfolio Securities

         o        Daily Valuation and NAV Calculation

         o        Comparison of NAV to market movement

         o Review research of price tolerance/fluctuation report to market movements and events

         o        Security trade processing

         o Weekly cost monitoring along with market-to-market valuations in accordance with Rule 2a-7

         o        Daily cash reconciliation with the custodian bank

         o Daily updating of price and distribution rate information to the Transfer Agent/Insurance Agent

         o        Daily support and report delivery to Portfolio Management

         o        Daily calculation of Portfolio advisor fees and waivers

         o        Daily calculation of distribution rates

         o Daily maintenance of each Portfolio's general ledger including expense accruals

         o        Daily NAV per share notification to other vendors as required

         o        Calculation of 30-day SEC yields and total return

         o        Preparation of month-end reconciliation package

         o        Monthly reconciliation of Portfolio expense records

         o        Application of monthly pay down gain/loss

         o        Preparation of all annual and semi-annual audit work papers

         o Calculation of performance data of the Fund and its Portfolios for dissemination to information services covering the investment company industry.

     (d) Performing all functions ordinarily performed by the office of a corporate treasurer, and furnishing the services and facilities ordinarily incident thereto, as follows;

         o        Expense Accrual Monitoring

         o        Determination of Dividends

         o Prepare materials for review by the Board, e.g., 2a-7,10f-3, 17a-7, 17e-1, Rule 144a

         o Advising the Fund and its Board of Directors on matters concerning the Fund and its affairs

         o        Provide Treasurer/Assistant Treasurer for the Fund

         o Tax and Financial Counsel, including monitoring and advising the Fund and the Portfolios on their regulated investment company status under the Internal Revenue Code

     (e) Preparing reports to the Fund's shareholders of record and the SEC including, but not necessarily limited to, Annual Reports and Semi-Annual Reports on Form N-SAR;

     (f) Preparing and filing the Fund's tax returns and providing shareholder tax information to the Fund's transfer agent;

     (g) Assisting the Adviser, at the Adviser's request, in monitoring and developing compliance procedures for the Fund which will include, among other matters, procedures to assist the Adviser in monitoring compliance with each Portfolio's investment objective, policies, restrictions, tax matters and applicable laws and regulations;

     (h) Supervising the Fund's transfer agent with respect to the payment of dividends and other distributions to Shareholders;

     (i) Examining and reviewing the operations and performance of the various organizations providing services to the Fund or any Portfolio of the Fund, including, without limitation, the Fund's investment adviser, distributor, custodian, fund accountant, transfer agent, and independent public accountants, and at the request of the Board of Directors, report to the Board on the performance of such organizations;

     (j) Assisting with the design, development and operation of the Portfolios, including new classes, investment objectives, policies and structure;

     (k) Furnishing advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Administrator and Investor Services Group shall determine desirable;

     (l) Performing "Blue Sky" compliance functions, as follows:

         o Effecting and maintaining, as the case may be, the registration of Shares of the Fund for sale under the securities laws of the jurisdictions listed in the Written Instructions of the Administrator, which instructions will include the amount of Shares to be registered as well as the warning threshold to be maintained. Investor Services Group shall monitor the issuance of such Shares and take cognizance of the applicable laws relating to the issue or sale of such Shares.

         o Filing with each appropriate jurisdiction the appropriate materials relating to the Fund. The Administrator shall be responsible for providing such materials to Investor Services Group, and Investor Services Group shall make such filings promptly after receiving such materials.

         o Providing to the Administrator quarterly reports of sales activity in each jurisdiction in accordance with the Written Instructions of the Administrator. Sales will be reported by shareholder residence. Trades through National Securities Clearing Corporation and order clearance will be reported by dealer state of residence. Trades by omnibus accounts will be reported by trustee state of residence in accordance with the Written Instructions of the Administrator outlining the entities which are permitted to maintain omnibus positions with the Fund.

         o In the event sales of Shares in a particular jurisdiction reach or exceed the warning levels provided in the Written Instructions of the Administrator, Investor Services Group will promptly notify the Administrator with a recommendation of the amount of Shares to be registered in such jurisdiction and the fee for such registration. Investor Services Group will not register additional Shares in such jurisdiction unless and until Investor Services Group shall have received Written Instructions from the Administrator to do so.

     (m) Performing the functions ordinarily performed by the office of a corporate secretary, and furnishing the services and facilities incident thereto. Corporate secretarial services include the following:

         o Assist in maintaining corporate records and good standing status of Fund in its state of organization

         o        Provide Secretary/Assistant Secretary for Fund

         o Develop and maintain calendar of annual and quarterly board approvals and regulatory filings

         o Prepare notice, agenda, memoranda, resolutions and background materials for legal approval at quarterly board meetings; attend meetings; make presentations where appropriate; prepare minutes; follow up on issues

         o Provide support for one special board meeting per year and written consent votes where needed

     (n) Performing the functions ordinarily performed by a mutual fund group's legal department as follows:

         o        Prepare and file annual Post-Effective Amendment

         o        Prepare and file Rule 24e-2 and Rule 24f-2 Notices

         o        Review and file Form N-SAR

         o        Review, Edgarize and file Annual and Semi-Annual Financial
                  Reports

         o        Prepare prospectus supplements

         o Communicate significant regulatory or legislative developments to Fund management and directors and provide related planning assistance where needed

         o Consult with Fund management regarding portfolio compliance and Fund corporate and regulatory issues as needed

         o        Maintain effective communication with outside counsel

         o Coordinate the printing and mailing process with outside printers for all shareholder publications

         o        Arrange D&O/E&O insurance and fidelity bond coverage for Fund

         o Assist in monitoring Fund Code of Ethics reporting and provide such reports to Adviser

         o Assist in developing compliance guidelines and procedures to improve overall compliance by Fund and service providers

         o Prepare notice, agenda, memoranda and background materials for special board meetings, make presentations where appropriate, prepare minutes and follow up on issues

         o        Provide consultative legal services as needed

     (o) Performing, in accordance with the Written Instructions of the Administrator, the following Special Legal Services in accordance with the pricing structure listed on the Fee Schedule attached to this Agreement as Schedule C:

         o        Assist in managing SEC audits of the Fund

         o Review sales material and advertising for Fund SEC and NASD compliance

         o        Assist in Portfolio conversion
                    Coordinate time and responsibility schedules
                    Draft notice, agenda, memoranda, resolutions and
                      background materials for board approval

         o        Assist in new Portfolio start-up (to the extent requested)
                    Coordinate time and responsibility schedules
                    Prepare Fund corporate documents (MTA/by-laws)
                    Draft/file registration statement (including investment
                      objectives/policies and prospectuses)
                    Respond to and negotiate SEC comments
                    Draft notice, agenda and resolutions for organizational
                      meeting; attend board meeting; make presentations where appropriate; prepare minutes and follow up on issues

         o Prepare proxy material for special meetings (including fund merger documents)

         o Prepare PEA for special purposes (e.g., new funds or classes, changes in advisory relationships, mergers, restructurings)

         o        Assist in extraordinary non-recurring projects

                  Arrange CDSC financial programs
                  Prospectus simplification
                  Profile prospectuses
                  Exemptive order applications

                                   SCHEDULE C
                                   ----------

                                  FEE SCHEDULE

         For the services to be rendered, the facilities to be furnished and the payments to be made by Investor Services Group, as provided for in this Agreement, the Administrator will pay Investor Services Group on the first business day of each month a fee for the previous month at the rates listed below.

         o        Fund Accounting Fee:

         Portfolio Size                                      Annual Fee
         --------------                                      ----------
         Less than $50 million                               $30,000
         $50 to $200 million                                 $35,000
         $200 to $500 million                                $50,000
         $500 million to $1 billion                          $85,000
         $1 billion and over                                 $125,000
         Each additional class (above 1)                     $2,500

         o        Fund Administration Fee:

         Complex Size                                        Annual Fee
         ------------                                        ----------
         First $500 million                                  0.060%
         Next $500 million                                   0.050%
         Next $1.5 billion                                   0.045%
         $2.5 billion and over                               0.035%
         Each additional class (above 1)                     $2,500

         The Fund Administration Fee is based on the average aggregate net assets of the Fund complex.

         o The Early Termination Penalty referred to in Section 13.5 shall be an amount equal to the fees paid to Investor Services Group by the Administrator under this Agreement for the previous month annualized to reflect one year's fee.

         o Investor Services Group shall be entitled to the following fee for the performance of any Special Legal Services as described in Schedule B in accordance with the Written Instructions of the Administrator: $185 per hour subject to certain project caps as may be agreed to by Investor Services Group and the Administrator. Services and charges may vary based on volume.

         o Investor Services Group shall be entitled to collect, as applicable, all out-of-pocket fees described in Schedule D.

                                   SCHEDULE D
                                   ----------

                             OUT-OF-POCKET EXPENSES


Out-of-pocket expenses include, but are not limited to, the following:


------------------------------------------------------------------------------------------------------------
Microfiche/microfilm production                        Charges are $0.006 per image, $0.30 per
                                                       fiche page. We are migrating to COLD storage,
                                                       and these costs will soon be not applicable.
------------------------------------------------------------------------------------------------------------
Magnetic media tapes and freight                       Magnetic tapes can be used for various reasons. For
                                                       instance, tapes are created with shareholder names
                                                       and addresses to be used for shareholder mailings.
                                                       Also, tapes can be created from the shareholder
                                                       data base for marketing projects.  The costs of
                                                       these will vary by project.
------------------------------------------------------------------------------------------------------------
Printing costs, including certificates,                Costs incurred from outside vendor for printing
envelopes, checks and stationery                       stock.  Will work with you to determine your needs,
                                                       and will get estimates approved by you.  Since most
                                                       accounts will be supported by brokers etc. who will
                                                       statement their own accounts, these costs should be
                                                       minimal.
------------------------------------------------------------------------------------------------------------
Postage                                                US Postal Service fees to mail statements,
                                                       confirms, checks etc. to shareholders.
------------------------------------------------------------------------------------------------------------
Due diligence mailings                                 Expenses include the cost of printing, inserting
                                                       and postage for required IRS shareholder mailings:
                                                       W9, B-notice, W8, Date of Birth, and TEFRA.  Costs
                                                       vary by project,  but the following is a rough
                                                       estimate: printing 0.06/page, inserting 0.10/page
                                                       (minimums of approximately $50 - $100 per job
                                                       apply). Postage is usually 1 ounce/ $0.32 rate.
------------------------------------------------------------------------------------------------------------
Telephone and communication costs, including all       Applicable for:
lease, maintenance and                                 1.) Line charges associated with 800
------------------------------------------------------------------------------------------------------------


                                      -24-


------------------------------------------------------------------------------------------------------------
line costs                                             number, if such 800 number is provided. These
                                                       costs range from $0.07 to $0.09 per minute.
                                                       2.) Line charges associated with remote access to
                                                       our systems.  Costs are dependent upon method of
                                                       access to Investor Services Group's system(s).
------------------------------------------------------------------------------------------------------------
Ad hoc/Customized reports                              Systems work for any special reporting needs
                                                       you may have is $135/person hour. These costs
                                                       are approved by the Fund prior to work being done.
------------------------------------------------------------------------------------------------------------
Proxy solicitations, mailings and tabulations          Costs vary by project, and are bid
                                                       as such.
------------------------------------------------------------------------------------------------------------
Daily and distribution advice mailings                 Not applicable
------------------------------------------------------------------------------------------------------------
Terminals, communication lines, printers and other     Only applicable if the Fund is interested in remote
equipment and any expenses incurred in connection      access to our systems. Charges are then dependent
with such terminals and lines.                         upon method of access to Investor Services Group's
                                                       system(s). If you want full access to all
                                                       systems on a direct line basis, this can be
                                                       expensive. One client has paid approximately
                                                       $20,000 for the hardware necessary and their
                                                       ongoing fee for the line is $1,700. Dial up to the
                                                       transfer agency only system is far cheaper,
                                                       $100 for the software.
------------------------------------------------------------------------------------------------------------
Duplicating services                                   If we have to use a service to produce large
                                                       quantities of materials, such as for a Board
                                                       meeting, we will pass along the charges to you.
                                                       This rarely happens, and when it does, the charges
                                                       are small.
------------------------------------------------------------------------------------------------------------
Print/mail charges                                     See attached fee schedule.  Given that we will not
                                                       produce many confirms, statements etc., this should
                                                       not be very costly.
------------------------------------------------------------------------------------------------------------
Courier services                                       If at your request, we need to courier,
                                                       or overnight, mail, we will pass along
------------------------------------------------------------------------------------------------------------


                                      -25-


------------------------------------------------------------------------------------------------------------
                                                       the charges from the overnight
                                                       service.
------------------------------------------------------------------------------------------------------------
Incoming and outgoing wire charges                     $6 per incoming wire.  $8 per outgoing wire.
------------------------------------------------------------------------------------------------------------
Charges for check clearance                            Charged through bank services (Boston Safe
                                                       Deposit and Trust). Currently estimated at
                                                       $0.12 each.
------------------------------------------------------------------------------------------------------------
Overtime, as approved by Fund                          If the Fund wants special programs (for example
                                                       telephone calling or mailing programs) that
                                                       require non-exempt Investor Services Group
                                                       employees to work overtime, we will pass along
                                                       those costs.
------------------------------------------------------------------------------------------------------------
Temporary staff, as approved by Fund                   If any program requires Investor Services Group to
                                                       hire temporary staff, we will pass those costs
                                                       along to you.
------------------------------------------------------------------------------------------------------------
Record retention, retrieval and                        Costs dependent upon arrangement with archive
destruction costs, including, but not                  vendor. Typical cost estimated at $0.13 per archive
limited to exit fees charged by                        carton per month, for retention, and $50 retrieval
third party record keeping vendors.                    charge.  Most information is on image, and we do
                                                       not need to retrieve from archives.  However, we
                                                       still retain all hard copy records.
------------------------------------------------------------------------------------------------------------
Third party audit reviews.                             Clients share pro-rata in the cost of preparing a
                                                       SAS-70 (transfer agent). The cost is $0.10 per
                                                       account. Which is more than off-set the reduced
                                                       audit fees charged to the fund.
------------------------------------------------------------------------------------------------------------
Ad hoc SQL time                                        SQL is a reporting system that allows Investor
                                                       Services Group clients to run their own queries and
                                                       reports off of the transfer agent system.  The cost
                                                       for running these reports is charged back at $1,000
                                                       per CPU hour (computer processing usage). Most
                                                       adhocs take very few minutes to run.
------------------------------------------------------------------------------------------------------------
Fund Insurance                                         Cost of Fidelity Bond and Errors and Omission
                                                       policy for the Fund. Costs dependent upon number
                                                       and size of portfolios.  For a fund complex with
------------------------------------------------------------------------------------------------------------


                                      -26-


------------------------------------------------------------------------------------------------------------
                                                       8 portfolios, the budgeted insurance expense is
                                                       $42,877.
------------------------------------------------------------------------------------------------------------
Such other miscellaneous expenses                      Costs will vary and will be discussed with you.
reasonably incurred by Investor
Services Group in performing its duties and
responsibilities under this Agreement.
------------------------------------------------------------------------------------------------------------
Delivery costs of Board meeting                        Dependent upon number of members in Board and their
materials and other materials to the                   location.
Board of Directors and service providers
(including overnight or other courier services)
------------------------------------------------------------------------------------------------------------
Telecommunications charges (including fax) with        Costs for long distance phone and fax calls are
respect to communications with the Board of            dependent upon number of members in Board and their
Directors, officers and service providers.             location.
------------------------------------------------------------------------------------------------------------
Duplicating charges with respect to                    If volumes are large enough that we have to use an
filings with federal and state                         outside service, costs will be passed back to the
authorities and board meeting                          Fund. (For example, cost of copying N1A filings
materials                                              for each state)
------------------------------------------------------------------------------------------------------------
Travel to and from board meeting                       Expenses for our attorney, who is required to
and other meetings with Fund management                attend board meetings, will be billed back to the
                                                       Fund. Expenses for other employees of Investor
                                                       Services Group will not be.
------------------------------------------------------------------------------------------------------------
Pricing services                                       We use a variety of outside vendors.
                                                       Currently charged at $0.10 per equity, $0.50
                                                       per bond, $0.50 per money instrument and $1.00
                                                       other (REIT).
------------------------------------------------------------------------------------------------------------
Forms and supplies for the preparation                 Costs of binders, duplication, mailing etc. for
of Board meetings and other meetings                   Board books will be passed back to the Fund.
with fund management
------------------------------------------------------------------------------------------------------------
Vendor set-up charges for blue                         One time charge of $4,000 to develop interface
sky services                                           between transfer agent system and
                                                       blue sky system.
------------------------------------------------------------------------------------------------------------
Customized programming requests                        Usually for custom reports.  Billed at $135/hour
------------------------------------------------------------------------------------------------------------
Blue sky filing or registration fees                   Fees charged by states will be passed back
                                                       to the Fund. Estimates above.
------------------------------------------------------------------------------------------------------------


                                      -27-


------------------------------------------------------------------------------------------------------------
                                                       Assuming 7 portfolios, one class of
                                                       shares, one prospectus, and registrations
                                                       for all 50 states,  blue sky costs range from
                                                       $110,790 to $209,400 depending on registration
                                                       amounts.
------------------------------------------------------------------------------------------------------------
Costs of SAS-70                                        Clients share pro-rata in the cost of
                                                       preparing an Investor Services Group SAS-70
                                                       (fund accounting). Currently estimated at
                                                       $300 per fund.
------------------------------------------------------------------------------------------------------------
COLD storage costs                                     Digital storage of shareholder documentation and
                                                       systems reports.  Alternative to
                                                       microfilm/microfiche.  Costs are $0.008 per page.
------------------------------------------------------------------------------------------------------------
Document retrieval costs                               Dependent upon storage facility.
------------------------------------------------------------------------------------------------------------
Vendor pricing comparison                              Occurs when advisor requests additional price
                                                       information on a security from second pricing
                                                       vendor. Costs for this will vary depending upon
                                                       type of security, number of securities, and number
                                                       of days needed.
------------------------------------------------------------------------------------------------------------
Manual pricing.                                        In the event that either the advisor
                                                       does not accept a vendors price on a security, or a
                                                       price for a security is unavailable from pricing
                                                       vendor, an additional cost may be incurred to
                                                       get price from independent broker.
------------------------------------------------------------------------------------------------------------



         The Administrator agrees that postage and mailing expenses, if any, will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Administrator will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Administrator and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

                                   SCHEDULE E
                                   ----------

                                 FUND DOCUMENTS

         o Certified copy of the Articles of Incorporation of the Fund, as amended

         o        Certified copy of the By-laws of the Fund, as amended

         o Specimens of the certificates for Shares of the Fund, if applicable, in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval

         o All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund

                             EXHIBIT 1 TO SCHEDULE B
                             -----------------------

                              PERFORMANCE STANDARDS


Fund Accounting

         o Investment advisors will be notified of their cash positions by 9:30 a.m. EST daily

         o        Securities positions will be reconciled daily with custodian

         o Fund share prices will be accurate assuming that pricing received from pricing services and corporate actions from custodian are accurate

         o Daily bulletin will be released by 6:30 p.m. daily assuming all independent prices are received from vendors

         o Prices for all Portfolios will be submitted to NASDAQ by deadline for publication in newspapers

The above-referenced standards will be adhered to at least 98% of the time measured on a monthly basis.

Fund Administration

         o All tax, compliance, fund reporting and regulatory deadlines will be met and will be accurate

The above-referenced standard will be met 100% of the time.

         o Investor Services Group's board materials will be mailed 10 days prior to the board meeting

         o Investment advisors will be notified in advance at pre-determined tolerances of potential compliance violations

         o Fund expense budget and reimbursement analysis will be completed and reviewed with the Fund monthly

The above-referenced standards will be adhered to at least 98% of the time measured on a monthly basis.